Meridian Point Realty Trust VIII Company

                                     and

                   First Chicago Trust Company of New York

                               as Rights Agent

                        -----------------------------

                               Rights Agreement

                        Dated as of November 14, 1997






                              TABLE OF CONTENTS

          Section                                              Page

             1.   Certain Definitions  . . . . . . . . . . .    1

             2.   Appointment of Rights Agent  . . . . . . .    8

             3.   Issuance of Rights Certificates  . . . . .    8

             4.   Form of Rights Certificates  . . . . . . .   11

             5.   Countersignature and Registration  . . . .   12

             6.   Transfer, Split Up, Combination and
                  Exchange of Rights Certificates;
                  Mutilated, Destroyed, Lost or Stolen
                  Rights Certificates  . . . . . . . . . . .   13

             7.   Exercise of Rights; Purchase Price;
                  Exchange Price; Expiration Date of Rights    14

             8.   Cancellation and Destruction of Rights
                  Certificates . . . . . . . . . . . . . . .   18

             9.   Reservation and Availability of Capital
                  Stock  . . . . . . . . . . . . . . . . . .   18

             10.  Preferred Stock Record Date  . . . . . . .   21

             11.  Adjustment of Purchase Price, Exchange
                  Price, Number and Kind of Shares or
                  Number of Rights . . . . . . . . . . . . .   21

             12.  Certificate of Adjusted Purchase Price or
                  Number of Shares . . . . . . . . . . . . .   32

             13.  Consolidation, Merger or Sale or Transfer
                  of Assets or Earning Power . . . . . . . .   33

             14.  Fractional Rights and Fractional Shares  .   37

             15.  Rights of Action . . . . . . . . . . . . .   38

             16.  Agreement of Rights Holders  . . . . . . .   39

             17.  Rights Certificate Holder Not Deemed a
                  Shareholder  . . . . . . . . . . . . . . .   40

             18.  Concerning the Rights Agent  . . . . . . .   40

             19.  Merger or Consolidation or Change of Name
                  of Rights Agent  . . . . . . . . . . . . .   41

             20.  Duties of Rights Agent . . . . . . . . . .   42

             21.  Change of Rights Agent . . . . . . . . . .   44

             22.  Issuance of New Rights Certificates  . . .   46

             23.  Redemption and Termination . . . . . . . .   46

             24.  [INTENTIONALLY OMITTED]  . . . . . . . . .   48

             25.  Notice of Certain Events . . . . . . . . .   48

             26.  Notices  . . . . . . . . . . . . . . . . .   49

             27.  Supplements and Amendments . . . . . . . .   50

             28.  Successors . . . . . . . . . . . . . . . .   51

             29.  Determinations and Actions by the Board,
                   etc.  . . . . . . . . . . . . . . . . . .   51

             30.  Benefits of this Agreement . . . . . . . .   51

             31.  Severability . . . . . . . . . . . . . . .   52

             32.  Governing Law  . . . . . . . . . . . . . .   52

             33.  Counterparts . . . . . . . . . . . . . . .   52

             34.  Descriptive Headings . . . . . . . . . . .   53

          Exhibit A --   Form of Purchase Rights Certificate

          Exhibit B --   Form of Exchange Rights Certificate

          Exhibit C --   Summary of Rights to Purchase Preferred Stock and
                         Rights to Exchange Common Stock




                                   RIGHTS AGREEMENT

                    This RIGHTS AGREEMENT, dated as of November 14, 1997 (this "Agreement"), between Meridian Point Realty Trust VIII Company, a Missouri corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as rights agent (the "Rights Agent"),

                                 W I T N E S S E T H

                    WHEREAS, on November 14, 1997 (the "Rights Dividend Declaration Date"), the Board of Trustees of the Company (the "Board") authorized and declared a dividend distribution of one Purchase Right for each share of Common Stock of the Company (the "Common Stock") and each share of Preferred Stock of the Company (the "Preferred Stock", and together with the Common Stock the "Capital Stock") outstanding at the close of business on November 30, 1997 (the "Record Date"), and has authorized the issuance of one Purchase Right for each share of Capital Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as defined below), each Purchase Right initially representing the right to purchase
          2.9 shares of Preferred Stock, upon the terms and subject to the conditions set forth below (the "Purchase Rights"); and

                    WHEREAS, on the Rights Dividend Declaration Date, the Board further authorized and declared a dividend distribution of one Exchange Right for each share of Common Stock outstanding at the close of business on the Record Date and has authorized the issuance of one Exchange Right for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Exchange Right initially representing the right to exchange each such share of Common Stock for one share of Preferred Stock, upon the terms and subject to the conditions set forth below (the "Exchange Rights", and together with the Purchase Rights, the "Rights")

                    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                    Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of (a) fifty percent (50%) or more of the shares of Common Stock then outstanding, (b) fifteen percent (15%) or more of the shares of Preferred Stock then outstanding, or (c) shares of Common Stock, Preferred Stock, or a combination thereof, in an amount equal to or in excess of the Capital Stock Ownership Threshold (as defined below), but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock and/or Preferred Stock then outstanding due to the repurchase of shares of Common Stock and/or Preferred Stock by the Company, unless and until any such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock, Preferred Stock, or a combination thereof, constituting 1% or more of the then outstanding shares of Capital Stock, or (vi) any Exempted Person.

                         (b) "Act" shall mean the Securities Act of 1933, as amended.

                         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                         (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                              (i)  which such Person or any of such
               Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                         (ii)  which such Person or any of such
               Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) of this subsection (e)) or disposing of any voting securities of the Company;

          provided, however, that nothing in this subsection (e) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition; and provided further, however, that any shareholder of the Company, with affiliate(s), associate(s) or other Person(s) who may be deemed representatives of it serving as trustee(s) of the Company, shall not be deemed to beneficially own securities held by other Persons as a result of (i) Persons affiliated or otherwise associated with such shareholder serving as trustee or taking any action in connection therewith, (ii) discussing the status of its shares with the Company or other shareholders of the Company similarly situated or (iii) voting or acting in a manner similar to other shareholders similarly situated, absent a specific finding by the Board of an express agreement among such shareholders to act in concert with one another as shareholders so as to cause, in the good faith judgment of the Board, each such shareholder to be the Beneficial Owner of the shares held by such other shareholder(s).

                         (e) "Board" shall have the meaning set forth in the recital at the beginning of this Agreement.

                         (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                         (g) "Capital Stock" shall mean the Common Stock and the Preferred Stock.

                         (h) "Capital Stock Ownership Threshold" shall mean, with respect to any Person that number of shares of Common Stock, Preferred Stock or any combination thereof such that

                                   X       +           Y         = 1.0
                              -----------       -------------
                                .5 X C             .15 X P


                    Where:

                         X = the number of shares of Common Stock which such Person beneficially owns:

                         Y = the number of shares of Preferred Stock which such Person beneficially owns;

                         C = the number of then outstanding shares of Common Stock, and

                         P = the number of then outstanding Shares of Preferred Stock

                         (i) "Close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                         (j) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                         (k) "Continuing Trustee" shall mean any member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board prior to the Stock Acquisition Date or (ii) on or subsequent to the Stock Acquisition Date became a member of the Board and whose nomination for election or election to the Board was recommended or approved by a majority of the Continuing Trustees then on the Board.

                         (l) "Current Market Price" shall have the meaning set forth in Section 11(d)(i) hereof.

                         (m) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

                         (n) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

                         (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

                         (p) "Exchange Price" shall have the meaning set forth in Section 4(a) hereof.

                         (q) "Exchange Rights" shall have the meaning set forth in the recital at the beginning of this Agreement.

                         (r) "Exchange Rights Certificate" shall have the meaning set forth in Section 3(a) hereof.

                         (s)  "Exempted Person" shall mean any Person who
          (i) is the Beneficial Owner, on the date hereof, of securities representing (a) fifty percent (50%) or more of the shares of Common Stock outstanding on the date hereof, (b) fifteen percent (15%) or more of the shares of Preferred Stock outstanding on the date hereof, or (c) shares of Common Stock, Preferred Stock, or a combination thereof, in an amount equal to or in excess of the Capital Stock Ownership Threshold, and such Person's Affiliates and Associates, unless and until such Person and/or such Person's Affiliates or Associates acquire Beneficial Ownership of additional shares of Common Stock, Preferred Stock or a combination of Common Stock and Preferred Stock representing one percent (1%) or more of the shares of Capital Stock then outstanding, or (ii) becomes, after the date hereof, the Beneficial Owner of securities representing (x) fifty percent (50%) or more of the then outstanding shares of Common Stock (y) fifteen percent (15%) or more of the then outstanding shares of Preferred Stock, or (z) shares of Common Stock, Preferred Stock or a combination thereof, in an amount equal to or in excess of the Capital Stock Ownership Threshold, as a result of a Qualified Offer.

                         (t) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                         (u) "Final Expiration Date" shall mean the close of business on November 30, 2007.

                         (v) "Market Value" shall have the meaning set forth in Section 7(b)(ii) hereof.

                         (w) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                         (x) "Person" shall mean any individual, firm corporation, partnership or other entity.

                         (y) "Preferred Stock" shall mean the Preferred Stock par value $.001 per share, of the Company.

                         (z) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

                         (aa) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

                         (ab) "Purchase Rights" shall have the meaning set forth in the recital at the beginning of this Agreement

                         (ac) "Purchase Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

                         (ad) "Qualified Offer" shall have the meaning set forth in Section 11(a)(ii) hereof.

                         (ae) "Record Date" shall have the meaning set forth in the recital at the beginning of this Agreement.

                         (af) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

                         (ag) "Rights" shall have the meaning set forth in the recital at the beginning of this Agreement.

                         (ah) "Rights Agent" shall have the meaning set forth in the introductory paragraph of this Agreement.

                         (ai)  "Rights Certificate(s)" shall mean the
          Purchase Rights Certificates and/or the Exchange Rights
          Certificates, as applicable.

                         (aj) "Rights Dividend Declaration Date" shall have the meaning set forth in the recital at the beginning of this Agreement.

                         (ak) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

                         (al) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                         (am) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

                         (an)  "Spread" shall have the meaning set forth in
          Section 11(a)(iii) hereof.

                         (ao) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such other than pursuant to a Qualified Offer.

                         (ap) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                         (aq) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

                         (ar) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

                         (as) "Tender Offer Commencement Date" shall have the meaning set forth in Section 3(a) hereof.

                         (at) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

                         (au) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                    Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock or the Preferred Stock, as the case may be) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

                    Section 3.  Issuance of Rights Certificates.

                         (a)  Until the earlier of (i) the close of
          business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board shall determine) after the date (the "Tender Offer Commencement Date") that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Purchase Rights and the Exchange Rights will be evidenced (subject to the provisions of subsection (b) of this Section 3) by the certificates for the Capital Stock registered in the names of the holders of the Capital Stock (which certificates for Capital Stock shall be deemed also to be certificates for the Purchase Rights and the Exchange Rights) and not by separate certificates, and (y) the Purchase Rights and the Exchange Rights will be transferable only in connection with the transfer of the underlying shares of Capital Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, (i) to each record holder of the Capital Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit A hereto (the "Purchase Rights Certificates"), evidencing one Purchase Right for each share of Capital Stock so held, subject to adjustment as provided herein, and (ii) to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates in substantially the form of Exhibit B hereto (the "Exchange Rights Certificates", and together with the Purchase Rights Certificates, the "Rights Certificates"), evidencing one Exchange Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Purchase Rights per share of Capital Stock and/or Exchange Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Purchase Rights or Exchange Rights. As of and after the Distribution Date, the Purchase Rights and Exchange Rights will be evidenced solely by such Rights Certificates.

                         (b) The Company shall make available a copy of a summary of the Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), to any holder of Purchase Rights or Exchange Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Capital Stock outstanding as of the Record Date, until the Distribution Date, the Purchase Rights will be evidenced by such certificates for the Capital Stock and the registered holders of the Capital Stock shall also be the registered holders of the associated Purchase Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Capital Stock in respect of which Purchase Rights have been issued shall also constitute the transfer of the Purchase Rights associated with such shares of Capital Stock. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Exchange Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Exchange Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Exchange Rights have been issued shall also constitute the transfer of the Exchange Rights associated with such shares of Common Stock.

                    (c) Purchase Rights shall be issued in respect of all shares of Capital Stock, and Exchange Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or issued from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Capital Stock shall also be deemed to be certificates for Purchase Rights and certificates representing such shares of Common Stock shall also be deemed to be certificates for Exchange Rights and all such certificates shall bear the following legend:

                    This certificate also evidences and entitles the
               holder hereof to certain Rights as set forth in the Rights Agreement between Meridian Point Realty Trust VIII Company (the "Company") and the Rights Agent thereunder (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

          With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Purchase Rights and Exchange Rights associated with the Capital Stock and Common Stock, respectively, represented by such certificates shall be evidenced by such certificates alone and registered holders of Capital Stock and Common Stock, respectively, shall also be the registered holders of the associated Purchase Rights and Exchange Rights, and the transfer of any of such certificates shall also constitute the transfer of the Purchase Rights and Exchange Rights associated with the Capital Stock and the Common Stock, respectively, represented by such certificates.

                    Section 4.  Form of Rights Certificates.

                         (a) The Purchase Rights Certificates and the Exchange Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and Exhibit B hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Purchase Rights and/or Exchange Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Purchase Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per share is hereinafter referred to as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Purchase Right and the Purchase Price thereof shall be subject to adjustment as provided herein. Subject to the provisions of Section 11 and Section 22 hereof, the Exchange Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to receive such number of shares of Preferred Stock as shall be set forth therein upon payment of the price set forth in Section 7(b)(ii) (such exercise price per share is herein after referred to as the "Exchange Price") and surrender of an equal number of shares of Common Stock, but the amount and type of securities purchasable upon the exercise of each Exchange Right shall be subject to adjustment as provided herein.

                         (b)  Any Rights Certificate issued pursuant to
          Section 3(a), Section 11(i) or Section 22 hereof that represents Purchase Rights or Exchange Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Purchase Rights or Exchange Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Continuing Trustees have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

               The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in
               Section 7(e) of the Rights Agreement.

                    Section 5.  Countersignature and Registration.

                         (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

                         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Purchase Rights or Exchange Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                    Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                         (a)  Subject to the provisions of Section 4(b),
          Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, (i) any Purchase Rights Certificate or Purchase Rights Certificates (other than Purchase Rights Certificates representing Purchase Rights that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Purchase Rights Certificate or Purchase Rights Certificates entitling the registered holder to purchase a like number of shares of Preferred Stock (or, following a Triggering Event, Preferred Stock, other securities, cash or other assets, as the case may
          be) as the Purchase Rights Certificate or Purchase Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase, and (ii) any Exchange Rights Certificate or Exchange Rights Certificates (other than Exchange Rights Certificates that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Exchange Rights Certificate or Exchange Rights Certificates entitling the registered holder to exchange a like number of shares of Common Stock for a like number of shares of Preferred Stock (or, following a Triggering Event, Preferred Stock, other securities, cash or other assets, as the case may be) as the Exchange Rights Certificate or Exchange Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to exchange for each share of Common Stock. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and
          Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                    Section 7. Exercise of Rights; Purchase Price; Exchange Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, at any time after the Distribution Date (in the case of Purchase Rights) and the earlier to occur of a Section 11(a)(ii) Event or a
          Section 13 Event (in the case of Exchange Rights), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c),
          Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price or Exchange Price, as applicable, and, in the case of an Exchange Right, together also with the certificate or certificates representing the shares of Common Stock to be exchanged, with respect to the total number of shares of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Purchase or Exchange Rights are then exercisable, at or prior to the earliest of (i) the close of business on November 30, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged pursuant to Section 24 hereof (the earliest of (i), (ii) and (iii) being referred to herein as the "Expiration Date").

                         (b) (i) The Purchase Price for each share of Preferred Stock pursuant to the exercise of a Purchase Right shall initially be $32.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with subsection (c) below.

                         (ii) The Exchange Price for each share of Preferred Stock pursuant to the exercise of an Exchange Right shall be the difference between the Market Value per share of the Preferred Stock and the Market Value per share of the Common Stock. For purposes hereof, Market Value per share of the Common Stock or Preferred Stock, as applicable, shall be deemed to be the average of the daily closing prices per share of such Common Stock or Preferred Stock for the ten (10) consecutive Trading Days ending on the date thirty (30) calendar days prior to the earlier of the Stock Acquisition Date or the Tender Offer Commencement Date. The closing price for each day shall be determined by the method set forth in Section 11(d)(i) hereof.

                         (c)  Upon receipt of a Rights Certificate
          representing exercisable Purchase Rights or Exchange Rights, with the form of election to purchase and the certificate duly completed and executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price or Exchange Price per share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased or exchanged as set forth below and an amount equal to any applicable transfer tax, and, in the case of an Exchange Right, the surrender of the certificate or certificates representing the Common Stock to be exchanged the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)
          (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for such Preferred Stock) certificates for the total number of shares of Preferred Stock to be purchased or exchanged and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased or exchanged (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and
          (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price or Exchange Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company or by such other means of payment as will be acceptable to the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                         (d)  In case the registered holder of any
          Rights Certificate shall exercise less than all the Purchase Rights or Exchange Rights evidenced thereby, a new Rights Certificate evidencing Purchase Rights or Exchange Rights equivalent to the Purchase Rights or Exchange Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                         (e)  Notwithstanding anything in this
          Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Purchase Rights or Exchange Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Purchase Rights or Exchange Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Purchase Rights or Exchange Rights or (B) a transfer which the Continuing Trustees have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Purchase Rights or Exchange Rights shall have any rights whatsoever with respect to such Purchase Rights or Exchange Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this
          Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                         (f)  Notwithstanding anything in this
          Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and
          (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                    Section 8.  Cancellation and Destruction of
          Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                    Section 9.  Reservation and Availability of
          Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Preferred Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Preferred Stock and/or other securities) that, as provided in this Agreement including
          Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                         (b)  So long as the shares of Preferred
          Stock (and, following the occurrence of a Triggering Event, Preferred Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                         (c)  The Company shall use its best
          efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act with respect to the securities purchasable and exchangeable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the
          Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and
          (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction will not have been obtained, the exercise thereof will not be permitted under applicable law or a registration statement will not have been declared effective.

                         (d)  The Company covenants and agrees that
          it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Preferred Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price or Exercise Price together with the surrender of shares of Common Stock, as the case may be), be duly and validly authorized and issued and fully paid and nonassessable.

                         (e)  The Company further covenants and
          agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Preferred Stock (or Preferred Stock and/or other securities, as the case may be) upon the exercise of Purchase Rights or Exchange Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Preferred Stock (or Preferred Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Purchase Rights or Exchange Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Preferred Stock (or Preferred Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Purchase Rights or Exchange Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                    Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of shares of Preferred Stock (or Preferred Stock and/or other securities, as the case may be) is issued upon the exercise of Preferred Rights or Exchange Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Preferred Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Preferred Rights or Exchange Rights and, in the last of Exchange Rights, the certificate or certificates of Common Stock to be exchanged was duly surrendered and payment of the Purchase Price or Exchange Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Preferred Stock and/or other securities, as the case may
          be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Preferred Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Preferred Rights or Exchange Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Purchase Rights or Exchange Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                    Section 11. Adjustment of Purchase Price, and Exchange Price, Number and Kind of Shares or Number of Rights. The Purchase Price and Exchange Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                              (a)(i)  In the event the Company
               shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its Capital Stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock, issuable on such date, shall be proportionately adjusted so that the holder of any Purchase Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock, which, if such Purchase Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                         (ii)  Subject to Section 24 hereof,
               in the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock, Preferred Stock, or Capital Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Capital Stock at a price and on terms determined by at least a majority of the Continuing Trustees who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price that is not inadequate (taking into account all factors that such Continuing Trustees deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders (a "Qualified Offer"), then, promptly following the occurrence of such an event, proper provision shall be made so that each holder of a Purchase Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, 2.9 shares of Preferred Stock at an exercise price of $1.00 per share (as may be adjusted from time to time pursuant hereto).

                         (iii)  In the event that the number
               of shares of Preferred Stock that are
               authorized by the Company's Articles of
               Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, the Company, acting by resolution of the Board, which resolution shall be effective only with a concurrence of a majority of the Continuing Trustees, shall (A) determine the value of the shares issuable upon the exercise of a Purchase Right or Exchange Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the shares of Preferred Stock, upon the exercise of a Purchase Right or Exchange Right and payment of the applicable Purchase Price or Exchange Price, (1) cash, (2) a reduction in the Purchase Price or Exchange Price, (3) Common Stock or other equity securities of the Company, (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price or Exchange Price), where such aggregate value has been determined by the Board (with the concurrence of a majority of the Continuing Trustees) based upon the advice of a nationally recognized investment banking firm selected by the Board (with the concurrence of a majority of the Continuing Trustees); provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of
               (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Purchase Right or Exchange Right and without requiring payment of the Purchase Price or Exchange Price, shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price or Exchange Price. If the Board (with the concurrence of a majority of the Continuing Trustees) determines in good faith that it is likely that sufficient additional shares of Preferred Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter referred to as the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
               Section 11(a)(iii), the value of each share of Preferred Stock shall be the Current Market Price per share of the Preferred Stock on the
               Section 11(a)(ii) Trigger Date.

                         (b)  In case the Company shall fix a
          record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) days after such record date) Preferred Stock or securities convertible into Preferred Stock or at a price per share of Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees), whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Purchase Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                         (c)  In case the Company shall fix a
          record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than regular periodic cash distributions out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees), whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                         (d)  (i)  For the purpose of any
          computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Preferred Stock on any date shall be deemed to be the average of the daily closing prices per share of such Preferred Stock for the thirty
          (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to
          Section 11(a)(iii) hereof, the Current Market Price per share of Preferred Stock on any date shall be deemed to be the average of the daily closing prices per share of such Preferred Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Preferred Stock is determined during a period following the announcement by the issuer of such Preferred Stock of (A) a dividend or distribution on such Preferred Stock payable in shares of such Preferred Stock or securities convertible into shares of such Preferred Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Preferred Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of Preferred Stock are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Preferred Stock are listed or admitted to trading or, if the shares of Preferred Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Preferred Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Preferred Stock selected by the Board (with the concurrence of a majority of the Continuing Trustees).
          If on any such date no market maker is making a market in the Preferred Stock, the fair value of such shares on such date as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees) shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Preferred Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Preferred Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                         (e)  Anything herein to the contrary
          notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest tenth of a share of Preferred Stock as the case may be. Notwithstanding the first sentence of this
          Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

                         (f)  If as a result of an adjustment made
          pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Purchase Right or Exchange Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Purchase Right or Exchange Right and the Purchase Price or Exchange Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k)
          and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares (but with respect to shares receivable upon exercise of any Exchange Right, only to the extent that any of the foregoing Sections expressly apply to the Exchange Rights).

                         (g)  All Rights originally issued by the
          Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                         (h)  Unless the Company shall have
          exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Purchase Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Preferred Stock (calculated to the nearest tenth obtained by (i) multiplying (x) the number of shares covered by a Purchase Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                         (i)  The Company may elect on or after the
          date of any adjustment of the Purchase Price to adjust the number of Purchase Rights, in lieu of any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Purchase Right. Each of the Purchase Rights outstanding after the adjustment in the number of Purchase Rights shall be exercisable for the number of shares of Preferred Stock for which a Purchase Right was exercisable immediately prior to such adjustment. Each Purchase Right held of record prior to such adjustment of the number of Purchase Rights shall become that number of Purchase Rights (calculated to the nearest one-tenth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Purchase Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Purchase Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Purchase Rights Certificates have been issued, upon each adjustment of the number of Purchase Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Purchase Rights Certificates on such record date Purchase Rights Certificates evidencing, subject to Section 14 hereof, the additional Purchase Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Purchase Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Purchase Rights Certificates evidencing all the Purchase Rights to which such holders shall be entitled after such adjustment. Purchase Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Purchase Rights Certificates on the record date specified in the public announcement.

                         (j)  Irrespective of any adjustment or
          change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express (in the case of Purchase Rights Certificates) the Purchase Price per share and (in the case of all Rights Certificates) the number of shares that were expressed in the initial Rights Certificates issued hereunder.

                         (k)  Before taking any action that would
          cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of shares of Preferred Stock issuable upon exercise of the Purchase Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of shares of Preferred Stock at such adjusted Purchase Price.

                         (l)  In any case in which this Section 11
          shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Purchase Right exercised after such record date the number of shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                         (m)  Anything in this Section 11 to the
          contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
          Section 11, as and to the extent that in their good faith judgment the Board (with the concurrence of a majority of the Continuing Trustees) shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

                         (n)  The Company covenants and agrees that
          it shall not, at any time after the Distribution Date,
          (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or
          (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
          Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                         (o)  The Company covenants and agrees
          that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                    Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent, and with each transfer agent for the Common Stock and the Preferred Stock, a copy of such certificate and
          (c) if a Distribution Date has occurred, mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

                    Section 13.  Consolidation, Merger or Sale or
          Transfer of Assets or Earning Power.

                         (a)  In the event that, following the
          Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,
          (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Capital Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Purchase Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal in value, based on the Current Market Price per share of such Common Stock, to the value of 2.9 shares of Preferred Stock (or, if such number of shares has been adjusted pursuant to Section 11 hereof, such adjusted number of shares of Preferred Stock) based on the Current Market Price of such shares of Preferred Stock, and each holder of an Exchange Right, except as provided in Section 7(e) hereof, shall thereafter have the right to exchange each share of Common Stock held by such holder, at the then current Exchange Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal in value, based on the Current Market Price per share of such Common Stock, to one share of Preferred Stock based on the Current Market Price for such Preferred Stock, (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a
          Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

                         (b)  "Principal Party" shall mean:

                              (i)  in the case of any
               transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Capital Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                              (ii)  in the case of any
               transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

          provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                         (c)  The Company shall not consummate any
          such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in subsection (a) of this Section 13, the Principal Party will:

                              (i)  prepare and file a
               registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                              (ii)  take all such other action
               as may be necessary to enable the Principal
               Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

                              (iii)  deliver to holders of the
               Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                         (d)  Notwithstanding anything in this
          Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subsections (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Capital Stock pursuant to a Qualified Offer (or a wholly owned subsidiary of any such Person or Persons),
          (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and the price per share of Preferred Stock offered in such transaction is not less than the price per share of Preferred Stock paid to all holders of shares of Preferred Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock and Preferred Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Qualified Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                    Section 14.  Fractional Rights and Fractional
          Shares.

                         (a)  The Company shall not be required to
          issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board (with the concurrence of a majority of the continuing Trustees).
          If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board (with the concurrence of a majority of the continuing Trustees) shall be used.

                         (b)  The Company shall not be required to
          issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one-tenth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one-tenth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one-tenth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one-tenth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one-tenth of a share of Preferred Stock shall be one-tenth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                         (c)  The holder of a Right by the
          acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
          Section 14.

                    Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Capital Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Capital Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Capital Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                    Section 16.  Agreement of Rights Holders.
          Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                         (a)  prior to the Distribution Date, the
          Rights will be transferable only in connection with the transfer of Capital Stock;

                         (b)  after the Distribution Date, the
          Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                         (c)  subject to Section 6(a) and Section
          7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Preferred Stock or Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Preferred Stock or Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                         (d)  notwithstanding anything in this
          Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                    Section 17.  Rights Certificate Holder Not
          Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                    Section 18.  Concerning the Rights Agent.

                         (a)  The Company agrees to pay to the
          Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                         (b)  The Rights Agent shall be protected
          and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                    Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                         (a)  Any corporation into which the Rights
          Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                         (b)  In case at any time the name of the
          Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                    Section 20.  Duties of Rights Agent.  The
          Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                         (a)  The Rights Agent may consult with
          legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                         (b)  Whenever in the performance of its
          duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Market Value and Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                         (c)  The Rights Agent shall be liable
          hereunder only for its own negligence, bad faith or willful misconduct.

                         (d)  The Rights Agent shall not be liable
          for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                         (e)  The Rights Agent shall not be under
          any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
          Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                         (f)  The Company agrees that it will
          perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                         (g)  The Rights Agent is hereby authorized
          and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                         (h)  The Rights Agent and any shareholder,
          director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                         (i)  The Rights Agent may execute and
          exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

                         (j)  No provision of this Agreement shall
          require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                         (k)  If, with respect to any Rights
          Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                    Section 21.  Change of Rights Agent.  The
          Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or other entity organized and doing business under the laws of the United States or of any of the states of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation or other entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                    Section 22.  Issuance of New Rights
          Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Purchase Rights Certificates or Exchange Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Capital Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Capital Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                    Section 23.  Redemption and Termination.

                         (a)  The Board may, at its option (but
          following the Stock Acquisition Date, only with the concurrence of a majority of the Continuing Trustees), at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record
          Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Preferred Stock (based on the Current Market Price of the Preferred Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                         (b)  Immediately upon the action of the
          Board (with, if required, the concurrence of a majority of the Continuing Trustees) ordering the redemption of the Rights, evidence of which shall be filed by the Company with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock and the Preferred Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                         (c)  Notwithstanding the provisions of
          Section 23(a) hereof, in the event that a majority of the Board is elected by shareholder action by written consent, or is comprised of persons elected at a meeting of shareholders who were not nominated by the Board in office immediately prior to such meeting, then for a period of one hundred eighty (180) days following the effectiveness of such election the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of allowing any Person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person.

                    Section 24. [INTENTIONALLY OMITTED]

                    Section 25.  Notice of Certain Events.

                         (a)  In case the Company shall propose, at
          any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

                         (b)  In case any of the events set forth
          in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and
          (ii) all references in the preceding subsection to Preferred Stock shall be deemed thereafter to refer to Preferred Stock and/or, if appropriate, other securities.

                    Section 26.  Notices.  Notices or demands
          authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         Meridian Point Realty Trust VIII Company
                         655 Montgomery Street, Suite 800
                         San Francisco, CA  94111
                         Attention:  Corporate Secretary

          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Capital or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         First Chicago Trust Company of New York
                         Tenders and Exchange Administration
                         525 Washington Boulevard, Mail Suite 4600
                         Jersey City, NJ  07303

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Capital Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                    Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Capital Stock. From and after the Distribution Date and subject to the penultimate sentence of this
          Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Capital Stock.

                    Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                    Section 29. Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or Preferred Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or Preferred Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (with, where required, the concurrence of a majority of Continuing Trustees) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own shares held by another Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any of its members to any liability to the holders of the Rights.

                    Section 30.  Benefits of this Agreement.
          Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Capital Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Capital Stock).

                    Section 31.  Severability.  If any term,
          provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board (with the concurrence of a majority of Continuing Trustees) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
          Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provisions of this Agreement requiring that a determination be made by the Board with the concurrence of a majority of the Continuing Trustees or by the Continuing Trustees is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Articles of Incorporation and Bylaws (as the same may be amended and restated from time to time).

                    Section 32.  Governing Law.  This Agreement,
          each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                    Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                    Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                              MERIDIAN POINT REALTY TRUST
                              VIII COMPANY

                              By ____________________________________
                                 Name:
                                 Title:

                              FIRST CHICAGO TRUST COMPANY OF NEW YORK

                              By ____________________________________
                                 Name:
                                 Title:





                                                          Exhibit A


                     [Form of Purchase Rights Certificate]

          Certificate No. R-                        ________ Rights

          NOT EXERCISABLE AFTER NOVEMBER __, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                           Rights Certificate

                  Meridian Point Realty Trust VIII Company

                    This certifies that                      , or
          registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 30, 1997 (the "Rights Agreement"), between Meridian Point Realty Trust VIII Company, a Missouri corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on November 30, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, two and nine-tenths of fully paid, non-assessable shares of Preferred Stock of the Company (the "Preferred Stock"), at a purchase price of $32.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 30, 1997 based on the Preferred Stock and Common Stock as constituted at such date.

          ------------------------
          * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                    Upon the occurrence of a Section 11(a)(ii)
          Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person (as such term is defined in the Rights Agreement) who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                    As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

                    This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

                    This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                    Subject to the provisions of the Rights
          Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day (as such term is defined in the Rights Agreement) following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date. Notwithstanding the foregoing, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board of Directors of the Company as a result of a proxy contest. In addition, the Rights may be exchanged, in whole or in part, for shares of the Preferred Stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

                    No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one-tenth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                    No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

          Dated as of            ,

          ATTEST:                       MERIDIAN POINT REALTY TRUST
                                        VIII COMPANY

          ____________________          By_________________________
          Secretary                       Title:


          Countersigned:


          [____________]

          By______________________
             Authorized Signature




                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

          FOR VALUE RECEIVED
          hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)

          this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

          Dated: ___________________, ____


                                          ___________________________
                                          Signature

          Signature Guaranteed:


                                  Certificate

                    The undersigned hereby certifies by checking the appropriate boxes that:

                    (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

          Dated: __________,                 __________________
                                             Signature

          Signature Guaranteed:


                                     NOTICE

                    The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


                          FORM OF ELECTION TO PURCHASE
                    (To be executed if holder desires to
                     exercise Rights represented by the
                     Rights Certificate.)


          To:  MERIDIAN POINT REALTY TRUST VIII COMPANY

                    The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

          Please insert social security
          or other identifying number:  _______  ____  _______


                        (Please print name and address)



                    If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

          Please insert social security
          or other identifying number:  _______  ____  _______


                        (Please print name and address)



          Dated:  _____________, ____        ______________________
                                             Signature

          Signature Guaranteed:


                                  Certificate

                    The undersigned hereby certifies by checking the appropriate boxes that:

                    (1)  the Rights evidenced by this Rights
          Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

          Dated: ___________, ____      ___________________________
                                        Signature

          Signature Guaranteed:


                                     NOTICE

                    The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.




                                                          Exhibit B


                     [Form of Exchange Rights Certificate]

          Certificate No. R-                        ________ Rights

          NOT EXERCISABLE AFTER NOVEMBER 30, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                            Rights Certificate

                   Meridian Point Realty Trust VIII Company

                    This certifies that                      , or
          registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 14, 1997 (the "Rights Agreement"), between Meridian Point Realty Trust VIII Company, a Missouri corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to receive from the Company at any time prior to 5:00 P.M. (New York City time) on November 30, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, non-assessable share of Preferred Stock (the "Preferred Stock"), at an exchange price as set forth in the Rights Agreement (the "Exchange Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed and of a certificate or certificates for shares of Common Stock equal to the number of Rights exercised.

          ------------------
          * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                    Upon the occurrence of a Section 11(a)(ii)
          Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person (as such term is defined in the Rights Agreement) who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                    As provided in the Rights Agreement, the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                    This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

                    This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                    Subject to the provisions of the Rights
          Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day (as such term is defined in the Rights Agreement) following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and
          (ii) the Final Expiration Date. Notwithstanding the foregoing, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board of Directors of the Company as a result of a proxy contest. In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

                    No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                    No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

          Dated as of            ,

          ATTEST:                       MERIDIAN POINT REALTY TRUST
                                        VIII COMPANY

          ____________________          By_________________________
          Secretary                       Title:

          Countersigned:

          [____________]

          By______________________
             Authorized Signature



                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

          FOR VALUE RECEIVED
          hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)

          this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

          Dated: ___________________, ____

                                          ___________________________
                                        Signature

          Signature Guaranteed:


                                  Certificate

                    The undersigned hereby certifies by checking the appropriate boxes that:

                    (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

          Dated: __________,                 __________________
                                             Signature

          Signature Guaranteed:



                                     NOTICE

                    The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.



                          FORM OF ELECTION TO EXCHANGE
                    (To be executed if holder desires to
                     exercise Rights represented by the
                    Rights Certificate.)

          To:  MERIDIAN POINT REALTY TRUST VIII COMPANY

                    The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to receive the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) in exchange for the shares of Common Stock equal in number to the number of Rights being exercised pursuant hereto and requests that certificates for such shares be issued in the name of and delivered to:

          Please insert social security
          or other identifying number:  _______  ____  _______


                        (Please print name and address)



                    If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

          Please insert social security
          or other identifying number:  _______  ____  _______


                        (Please print name and address)



          Dated:  _____________, ____        ______________________
                                             Signature

          Signature Guaranteed:


                                  Certificate

                    The undersigned hereby certifies by checking the appropriate boxes that:

                    (1)  the Rights evidenced by this Rights
          Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


          Dated: ___________, ____      ___________________________
                                        Signature

          Signature Guaranteed:

                                     NOTICE

                    The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.




                                                          Exhibit C

              SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK AND
                 TO EXCHANGE COMMON STOCK FOR PREFERRED STOCK

                    On November 14, 1997, the Board of Trustees of Meridian Point Realty Trust VIII Company (the "Company") declared a dividend distribution of one purchase right (a "Purchase Right") for each outstanding share of preferred stock at the Company (the "Preferred Stock") and each outstanding share of Common Stock of the Company (the "Common Stock") to shareholders of record at the close of business on November 30, 1997 (the "Record Date"). Each Purchase Right entitles the registered holder to purchase from the Company two and nine-tenths shares of Preferred Stock, at a Purchase Price of $32.00, subject to adjustment. On the same date, the Board of Trustees also declared a dividend distribution of one exchange right for each outstanding share of Common Stock (an "Exchange Right" and together with the "Purchase Rights", the "Rights"). Each Exchange Right entitles the registered holder to exchange one share of Common Stock for one share of Preferred Stock at a price equal to the difference between the market value of the Preferred Stock and the market value of the Common Stock. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent.

                    Initially, the Rights will be attached to all Preferred Stock and Common Stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Preferred Stock and the Common Stock (collectively, the "Capital Stock") and a Distribution Date will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of:
          (a) 50% or more of the outstanding Common Stock (the "Common Stock Threshold"), (b) 15% or more of the outstanding Preferred Stock (the "Preferred Stock Threshold"), or (c) shares of Common Stock, Preferred Stock or a combination thereof in an amount equal to percentages of the Common Stock Threshold and the Preferred Stock Threshold which equal at least 100% (the "Capital Stock Threshold") (e.g. beneficial ownership of 67% of 50% of the outstanding shares of Common Stock and 33% of 15% of the outstanding shares of Preferred Stock) (the "Stock Acquisition Date"). or (ii) ten business days (or such later date as the Board of Directors of the Company will determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. An exception from the definition of Acquiring Person is provided for a person or group that beneficially owns Common Stock, Preferred Stock or a combination thereof in an amount equal to or exceeding the Common Stock Threshold, the Preferred Stock Threshold or the Capital Stock Threshold on the Record Date, unless and until such person or group becomes the beneficial owner of additional shares of Common Stock, Preferred Stock or a combination thereof in an amount equal to 1% or more of the then outstanding Capital Stock of the Company.

                    Until the Distribution Date, (i) the Rights will be evidenced by the Preferred Stock and Common Stock certificates and will be transferred with and only with such Preferred Stock and Common Stock certificates, (ii) new Preferred Stock and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Preferred Stock or Common Stock outstanding will also constitute the transfer of the Rights associated with the Preferred Stock or Common Stock represented by such certificate.

                    The Purchase Rights are not exercisable until the Distribution Date and the Exchange Rights are not exercisable until the Stock Acquisition Date. All Rights will expire at the close of business on November 30, 2007, unless earlier redeemed or exchanged by the Company as described below.

                    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Capital Stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will represent the Rights. Except as otherwise determined by the Board of Trustees, only shares of Capital Stock issued prior to the Distribution Date will be issued with Rights.

                    In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Capital Stock that the disinterested directors determine not to be inadequate and to otherwise be in the best interests of the Company and its shareholders), each holder of a Purchase Right will thereafter have the right to receive, upon exercise, two and nine-tenths shares of Preferred Stock (or, in certain circumstances, cash, property or other securities of the Company) at a Purchase Price of $1.00 per share. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                    In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph) or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, then (a) each holder of a Purchase Right and each holder of an Exchange Right (except Purchase or Exchange Rights which previously have been voided as set forth above) shall thereafter have the right to receive, respectively, upon exercise, common stock of the acquiring company having a value equal to 2.9 shares of Preferred Stock, and one share of Preferred Stock. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                    At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Capital Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of Common Stock (for the exchange of Exchange Rights), or one share of Preferred Stock (for the exchange of Purchase Rights), or, in each case, of a share of a class or series of the Company's stock having equivalent rights, preferences and privileges, per Right (subject to adjustment).

                    At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Capital Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to
          receive the $.001 redemption price.   Notwithstanding the
          foregoing, the Rights generally may not be redeemed for 180 days following a change in a majority of the Board as a result of a proxy contest.

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                    Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

                    A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.